Exhibit 23.3

Board of Directors

Viral Genetics, Inc.

Azusa, CA

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated March 29, 2005, except for Note 13, as to which the date is July 24, 2006, on the consolidated financial statements of Viral Genetics, Inc. as of December 31, 2004 and the year then ended as filed with the Form 10-KSB/A, and the inclusion of our name under the heading “Experts” in the Form SB-2 Registration Statement filed with the Securities and Exchange Commission.

/s/ Williams & Webster, P.S.

Williams & Webster, P.S.

Spokane, Washington

August 3, 2006